UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 23, 2020

Date of Report (Date of earliest event reported)

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SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of incorporation)	(Commission File number)	(I.R.S. Employer Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices)                                           (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

___________________________________

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class Common Stock $0.01 par value per share	Trading Symbol SGMA	Name of each exchange on which registered The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

ITEM  1.01.Entry into a Material Definitive Agreement.

On April 23, 2020, SigmaTron International, Inc. (the “Company”) received a loan of $6,282,973 (the “Loan”) under the Small Business Administration Paycheck Protection Program (the “PPP”) under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).  The unsecured loan is evidenced by the U.S. Bank SBA Payroll Protection Loan agreement with note dated April 23, 2020 (the “Agreement”),  with U.S. Bank National Association (“Lender”), a copy of which is included as Exhibit 10.1 filed herewith and the terms of which are incorporated herein by reference.    Capitalized terms used, but not otherwise defined, herein have the meanings given in the Agreement.  The Lender is also the lender on the Company’s senior secured credit facility and revolving line of credit thereunder.

Under the terms of the Agreement, interest will accrue on the unpaid principal balance at the rate of 1.00% per year.  The note constituting a part of the Agreement has a term of two years, although the first payment thereunder is deferred for the first seven months.  The Agreement also contains loan forgiveness provisions if certain conditions are met, including the use of the loan proceeds for Eligible Expenses, which may result in all or a portion of the principal of the Loan being forgiven and reduced and the Loan being re-amortized following the Deferral Period; however, there is no guaranty that the Company will obtain forgiveness of the Loan in whole or in part.  The note under the Agreement may be prepaid in part or in full, at any time, without penalty.

The Agreement contains customary events of default, including (i) failure to make payments when due, (ii) failure by the Company to perform under the Agreement, (iii) making misrepresentations to the Lender in connection with the Loan, (iv) defaults by the Company to the Lender or with respect to indebtedness in excess of $10,000 owing by the Company to any third party, (v) outstanding unsatisfied judgments against the Company in excess of $10,000, (vi) events leading to an inability of the Company to perform its obligations under the Agreement, bankruptcy or insolvency of the Company or other similar events, and (vii) material adverse changes in the Company’s business.

The foregoing is qualified entirely by reference to the full text of the Agreement.  The foregoing is a summary of, and should not be relied upon in lieu of a review of, the Agreement, the terms of which shall control in the event of any inconsistency between the information in the foregoing summary and the terms of the Agreement.

ITEM  2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above and Exhibit 10.1 attached hereto is incorporated herein by reference.

ITEM  8.01.Other Events.

On April 23, 2020, SigmaTron International, Inc. issued a press release that the Company receives $6.3 Million Loan Under SBA Payroll Protection Program.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.Description

Exhibit 10.1U.S. Bank SBA Payroll Protection Loan Agreement

Exhibit 99.1SigmaTron International, Inc. press release dated April 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: April 24, 2020	By:	s/ Gary R. Fairhead
	Name:	Gary R. Fairhead
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.Description

Exhibit 10.1U.S. Bank SBA Payroll Protection Loan Agreement

Exhibit 99.1SigmaTron International, Inc. press release dated April 23, 2020.